                                                                      EXHIBIT 23


                      MANUFACTURED HOME COMMUNITIES, INC.
                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-68473, No. 333-28469, No. 333-25295, and No. 33-76486, and
Form S-3 No. 333-65515, No. 333-25297, No. 333-1710, No. 33-82902 and No.
33-97288) of Manufactured Home Communities, Inc., and in the related Prospectuses, of our report dated January 28, 1999, except for Note 17 as to which the date is February 18, 1999, with respect to the consolidated financial statements and schedules of Manufactured Home Communities, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 1998.




                                                              ERNST & YOUNG LLP

Chicago, Illinois
March 4, 1999